Registration No. 333-13141


                SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549


                  POST-EFFECTIVE AMENDMENT NO. 1
                                to
                             FORM S-8

                      REGISTRATION STATEMENT
                              Under

                    THE SECURITIES ACT OF 1933


                    MILLENNIUM CHEMICALS INC.
        (Exact name of issuer as specified in its charter)



               England                            None
(State of other jurisdiction                 (I.R.S. Employer
of incorporation or organization)            Identification No.)


1 Grosvenor Place, London SWIX 7JH England        None
(Address of Principal Executive Offices)          (Zip Code)


                       SCM CHEMICALS, INC.
               RETIREMENT SAVINGS & INVESTMENT PLAN
                     (Full title of the plan)


                     GEORGE H. HEMPSTEAD, III
           Senior Vice President-Law and Administration
                    Millennium Chemicals Inc.
                       99 Wood Avenue South
                     Iselin, New Jersey 08830
             (Name and address of agent for service)


                          (908) 603-6600
(Telephone number, including area code, of agent for service)




                             PART II

              INFORMATION NOT REQUIRED IN PROSPECTUS


Report of Termination of Offering


     The public offering of Securities registered pursuant to this Registration Statement has been terminated.

     Securities registered pursuant to this Registration
Statement which remain unsold are hereby removed from registration.


                            SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to the Registration Statement has been signed by the Agent for Service of Process in the exercise of powers deemed to be conferred upon him under Rule 478 by all persons signing the Registration Statement.


Date:  February 11, 1998



                             By  /s/ George H. Hempstead, III
                                  George H. Hempstead, III
                                  Agent for Service of Process